Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC. ANNOUNCES

PUBLIC OFFERING OF SHARES OF COMMON STOCK AND WARRANTS

THE WOODLANDS, Texas, December 9, 2016 /PRNewswire/ — TETRA Technologies, Inc. (NYSE:TTI) (TETRA or the Company) today announced that it has commenced an underwritten public offering of approximately 15,000,000 shares of its common stock and warrants to acquire 7,500,000 shares of its common stock. J.P. Morgan and Wells Fargo Securities are acting as the bookrunning managers for the offering. TETRA also expects to grant the underwriters a 30-day option to purchase up to an additional 2,250,000 shares of common stock from the Company and warrants to acquire an additional 1,125,000 shares of common stock.

The Company expects to use the net proceeds from the offering to repay outstanding indebtedness and for general corporate purposes.

This offering is being conducted pursuant to the Company’s currently effective shelf registration statement, which was previously filed with the Securities and Exchange Commission. A preliminary prospectus supplement and accompanying base prospectus related to the public offering have been filed with the Securities and Exchange Commission. Copies of the preliminary prospectus supplement and accompanying base prospectus, when available, may be obtained from J.P. Morgan via Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, New York, 11717 or by calling (866) 803-9204 or from Wells Fargo Securities, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, or by calling (800) 326-5897 or cmclientsupport@wellsfargo.com.

You may also obtain these documents for free when they are available by visiting the SEC’s web site at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Company Overview and Forward Looking Statements

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, offshore rig cooling, compression services and equipment, and selected offshore services including well plugging and abandonment, decommissioning, and diving. TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ:CCLP), a master limited partnership.

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “could,” “should,” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results or projections concerning the Company’s business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company’s beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Investor Contacts

TETRA Technologies, Inc., The Woodlands, Texas

Stuart M. Brightman, President and Chief Executive Officer

Tel. 1-281-367-1983

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